Exhibit 99.1

TOREADOR ANNOUNCES FIRST-QUARTER,

2005 EARNINGS AND OPERATIONAL UPDATE

CONFERENCE CALL

DALLAS, TEXAS – (April 29, 2005) – Toreador Resources Corporation (NASDAQ: TRGL) will host a conference call on Thursday, May 12th at 3 p.m. Central daylight time (4 p.m. Eastern daylight time) to discuss first-quarter 2005 financial results and the status of current operations.

Active call participants who wish to ask questions during the conference call should dial toll-free 800-299-9630, passcode 27720438 about 15 minutes before the scheduled conference call time to be connected to the call. International callers should dial 617-786-2904, passcode 27720438.

Those who wish only to listen to the live audio webcast may access the webcast via Toreador’s Internet home page at www.toreador.net by selecting the “Investor Relations” link on the home page and then selecting the “Conference Calls” link.

Those unable to participate in the live call may hear a rebroadcast for up to twelve months after the conference call at www.toreador.net by selecting the “Investor Relations” link on the home page and then selecting the “Conference Calls” link or may dial toll-free 888-286-8010, passcode 95340140 to listen to a replay of the call. International callers should dial 617-801-6888, passcode 95340140.

ABOUT TOREADOR

Toreador Resources Corporation is an independent international energy company engaged in the acquisition, development, exploration and production of natural gas, crude oil and other income-producing minerals. The company holds interests in developed and undeveloped oil and gas properties in France, Romania, Turkey and Trinidad. In the United States, Toreador primarily owns working interests in five states. More information about Toreador may be found at the company’s web site, www.toreador.net.

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CONTACTS:

Toreador Resources
Douglas W. Weir, SVP and CFO

214-559-3933 or 800-966-2141